UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 3, 2019

DELTA APPAREL, INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Emerging growth company
☐	☒	☐	☐
(Do not check if a smaller reporting company)

Item 2.02 Results of Operations and Financial Condition.

On October 3, 2019, Delta Apparel, Inc. (the "Company") issued a press release containing a discussion of the Company's preliminary results of operations for the quarter and year ended September 28, 2019.

A copy of the press release is attached as Exhibit 99.1 hereto and also made available through the Company's website at www.deltaapparelinc.com.

Item 7.01.       Regulation FD Disclosure.

Robert W. Humphreys, Chairman and Chief Executive Officer, and Deborah H. Merrill, Chief Financial Officer and President, Delta Group, will hold a conference call on Thursday, November 21, 2019, at 4:30 p.m. Eastern Time to discuss financial results and provide a business update.  The conference call will be broadcast through the Company’s website at www.deltaapparelinc.com.  Investors may listen to the call by selecting the webcast link on the homepage of the website.  A replay of the webcast will be available within one hour of the call and accessible at the above website through December 21, 2019.

The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1

Press release issued by Delta Apparel, Inc. on October 3, 2019. The information contained in the attached exhibit is unaudited and should be read in conjunction with Delta Apparel, Inc.'s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	October 3, 2019	/s/ Justin M. Grow
Justin M. Grow
Vice President of Administration, General Counsel & Secretary